UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2025

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The NASDAQ Stock Market, LLC
Warrants to Purchase Common Stock, par value $0.0001 per share	LIXTW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Agreement.

Effective June 16, 2025, Lixte Biotechnology Holdings, Inc. (the “Company”) entered into an Employment Agreement with Geordan Pursglove (the “Pursglove Agreement”), pursuant to which Mr. Pursglove was appointed as the Company’s Chief Executive Officer and Chairman of the Board of Directors for a term of three years, subject to automatic termination if the Company has not completed a successful financing that would enable it to maintain its listing on the Nasdaq Capital Market by July 3, 2025 (the “Financing Condition”). Under the Pursglove Agreement, Mr. Pursglove will receive an annual salary of $240,000, which may be increased from time to time in the sole discretion of the Board of Directors. At his election, Mr. Pursglove’s compensation will be payable in cash and/or restricted shares of common stock, or a combination thereof. He will also be eligible to receive an annual bonus as determined in the sole discretion of the Board of Directors in the form of cash or equity, or a combination thereof. Mr. Pursglove will not receive any additional compensation for serving as Chairman of the Board of Directors. Effective as of the end of the first trading day of the Company’s common stock immediately following the satisfaction of the Financing Condition, as an inducement to Mr. Pursglove to join the Company, as a signing bonus, he will be granted a stock option to purchase 350,000 shares of the Company’s common stock at an exercise price equal to the closing price on the Nasdaq Stock Market on such date, which shall be exercisable for a term of five years, and which shall provide for exercise on a cashless basis and will vest 50% on the grant date, 25% on September 30, 2025, and 25% on December 31, 2025, subject to continued service. The stock option grant will not be issued under the Company’s 2020 Stock Incentive Plan. The stock option agreement will provide for certain registration rights (including on Form S-8) and for accelerated vesting upon the occurrence of certain events, including early termination of the Pursglove Agreement that is not the result of his voluntary termination or termination for Cause (as defined in the Pursglove Agreement), a sale or change in control of the Company, or a sale, licensing or other disposition of all or substantially all of the assets of the Company.

Effective June 16, 2025, the Employment Agreement between the Company and Bastiaan van der Baan dated as of September 26, 2023 (the “van der Baan Agreement”) was amended to provide that Mr. van der Baan will act as President and Chief Scientific Officer of the Company (the “van der Baan Amendment”). In connection therewith, the stock option that Mr. van der Baan was previously granted on September 26, 2023 to acquire 250,000 shares of common stock was deemed fully vested, and the time period for Mr. van der Baan to exercise this stock option at any time in the future that he is no longer providing services to the Company as a consultant, employee or otherwise was increased from ninety (90) days to one (1) year. Except as otherwise indicated, the van der Baan Agreement will remain in full force and effect. If the Financing Condition has not been satisfied, the van der Baan Amendment will be automatically and retroactively terminated and the van der Baan Agreement will be reinstated.

The foregoing description of the Pursglove Agreement and the van der Baan Amendment does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Pursglove Agreement and the van der Ban Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively. The van der Baan Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 5.02.

As indicated above, effective June 16, 2025, Geordan Pursglove was appointed as the Company’s Chairman of the Board of Directors and Chief Executive Officer, and Bastiaan van der Baan resigned as Chairman of the Board of Directors and Chief Executive Officer. Mr. van der Baan remains as President and as a member of the Board of Directors and was appointed as Chief Scientific Officer. Mr. van der Baan’s principal responsibility as President will be related to the clinical development of the Company’s LB-100 lead compound. His responsibility as Chief Scientific Officer (CSO) will be for the shaping and executing the scientific vision and research and development strategy of the Company with a focus on discovering and developing innovative cancer therapeutics. The CSO leads all research functions, overseas preclinical and translational programs, supervises the Chief Medical Officer, and ensures alignment with clinical and regulatory goals. The CSO provides scientific leadership to internal teams and external partners and supports fundraising and business development.

Also as indicated above, if the Financing Condition is not satisfied, Mr. Pursglove will promptly resign as Chairman of the Board of Directors and Chief Executive Officer, and Mr. van der Baan will be reinstated as Chairman of the Board of Directors and Chief Executive Officer.

Prior to joining the Company, Mr. Pursglove, age 37, served as President, Chief Executive Officer and Chairman of the Board of Directors of Beyond Commerce, Inc. (OTC PINK: BYOC), He was also President of Service 800, Inc., a leading phone and online customer satisfaction survey service that provided actionable customer feedback to Fortune 500 companies globally in which he led operations, scaled revenue and oversaw the company’s strategic vision. Mr. Pursglove held a board position at SemiCab Holdings, an emerging leader in the global logistics and distribution industry that was part of Algorhythm Holdings, Inc. (NASDAQ: RIME). Currently, Mr. Pursglove serves as the managing director of 2GP Group LLC. where he has built multiple businesses in sports, sales, marketing and logistics. Mr. Pursglove has over a decade of experience in M&A, public market space, capital raising, funding, growth, scaling businesses and driving innovation.

Item 9.01.	Financial Statements and Exhibits.

(d)	The Exhibits listed on the accompanying Index to Exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025	LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Registrant)

	By:	/s/ Robert N. Weingarten
Robert N. Weingarten
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement between the Company and Geordan Pursglove dated as of June 16, 2025

10.2	Amendment to Employment Agreement. between the Company and Bastiaan van der Baan dated as of June 16, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)